Exhibit 10.3

AMENDMENT NUMBER SIX TO LOAN AND
SECURITY AGREEMENT AND WAIVER

This Amendment Number Six to Loan and Security Agreement and Waiver (“Sixth Amendment”) is entered into as of July 25, 2003, by and between WELLS FARGO FOOTHILL, INC., a California corporation, f/k/a/ Foothill Capital Corporation (“Foothill”), and EVANS & SUTHERLAND COMPUTER CORPORATION, a Utah corporation (“Borrower”), in light of the following:

A.                                   Borrower and Foothill have previously entered into that certain Loan and Security Agreement, dated as of December 14, 2000 (“Agreement”);

B.                                     On or about June 19, 2001, Borrower and Foothill entered into that certain amending Letter Agreement, whereby certain terms and conditions of the Agreement were temporarily amended;

C.                                     On or about February 22, 2002, Borrower and Foothill entered into that certain Amendment Number One to Loan and Security Agreement and Waiver whereby certain terms and conditions of the Agreement were amended;

D.                                    On or about August        , 2002, Borrower and Foothill entered into that certain Amendment Number Two to Loan and Security Agreement and Waiver whereby certain terms and conditions of the Agreement were further amended

E.                                      On or about December 11, 2002, Borrower and Foothill entered into that certain Amendment Number Three to Loan and Security Agreement and Waiver whereby certain terms and conditions of the Agreement were further;

F.                                      On or about January 8, 2003, Borrower and Foothill entered into that certain Amendment Number Four to Loan and Security Agreement and Waiver whereby certain terms and conditions of the Agreement were further amended;

G.                                     On or about March 14, 2003, Borrower and Foothill entered into that certain amending Consent Letter, whereby certain terms and conditions of the Agreement were temporarily amended;

H.                                    On or about July 16, 2003, Borrower and Foothill entered into that certain Amendment Number Five to Loan and Security Agreement and Waiver whereby certain terms and conditions of the Agreement were further amended (the Agreement, as amended by the letter agreement, the first amendment, the second amendment, the third amendment, the fourth amendment, the consent letter, and the fifth Amendment, all as referenced above, is hereinafter referred to as the “Loan Agreement”); and

I.                                         Borrower and Foothill desire to further amend the Loan Agreement as provided for and on the conditions herein.

NOW, THEREFORE, Borrower and Foothill hereby amend and supplement the Loan Agreement as follows:

1.                                      DEFINITIONS.              All initially capitalized terms used in this Sixth Amendment shall have the meanings given to them in the Agreement unless specifically defined herein.

2.                                      AMENDMENTS.

(a)                                  There is added a new definition to Section 1.1 of the Loan Agreement as follows:

““Sixth Amendment” means that certain Amendment Number Six to Loan and Security Agreement dated as of July 25, 2003, entered into between Borrower and Foothill.”

(b)                                 Section 7.17 of the Loan Agreement is deleted in its entirety, and the following substituted in its place and stead:

“7.17  Financial Covenants.

Fail to maintain amounts equal to the sum of: (i) Cash Equivalents, and (ii) Excess Availability of at least the required amounts set forth in the following table as of the applicable dates set forth opposite thereto:

Applicable Amount	Applicable Date
$11,500,000	6/27/03
$11,000,000	9/26/03
$14,000,000	12/31/03, and the last day of each fiscal quarter thereafter

3.                                      REPRESENTATIONS AND WARRANTIES.  Borrower hereby affirms to Foothill that all of Borrower’s representations and warranties set forth in the Agreement are true, complete and accurate in all respects as of the date hereof.

4.                                      NO DEFAULTS.  Borrower hereby affirms to Foothill that, other than  Events of Default having been expressly waived by Foothill in writing, no Event of Default has occurred and is continuing as of the date hereof.

5.                                      CONDITION PRECEDENT.  The effectiveness of this Sixth Amendment is expressly conditioned upon the  receipt by Foothill of an executed copy of this Sixth Amendment.

6.                                      COSTS AND EXPENSES.  Borrower shall pay to Foothill all of Foothill’s out-of-pocket costs and expenses (including, without limitation, the fees and expenses of its counsel, which counsel may include any local counsel deemed necessary, search fees, filing and recording fees, documentation fees, appraisal fees, travel expenses, and other fees) arising in connection with the preparation, execution, and delivery of this Sixth Amendment and all related documents.

7.                                      LIMITED EFFECT.  In the event of a conflict between the terms and provisions of this Sixth Amendment and the terms and provisions of the Agreement, the terms and provisions of this Sixth Amendment shall govern.  In all other respects, the Agreement, as amended and supplemented hereby, shall remain in full force and effect.

8.                                      COUNTERPARTS; EFFECTIVENESS.  This Sixth Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed and delivered shall be deemed to be an original.  All such counterparts, taken together, shall constitute but one and the same Sixth Amendment.  This Sixth Amendment shall become effective upon the execution of a counterpart of this Sixth Amendment by each of the parties hereto.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment Number Six to Loan and Security Agreement as of the date first set forth above.

WELLS FARGO FOOTHILL, INC., a California corporation, f/k/a Foothill Capital Corporation

By:	/s/ Larissa Megerdichian
Larissa Megerdichian, V.P.

EVANS & SUTHERLAND COMPUTER, a Utah corporation

By:	/s/ E. Thomas Atchison
Tom Atchison, CFO